Calculation of Filing Fee Tables
S-3
ADAMAS TRUST, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Series D Preferred Stock	457(o)
		Equity	Series E Preferred Stock	457(o)
		Equity	Series F Preferred Stock	457(o)
		Equity	Series G Preferred Stock	457(o)
		Equity	Common Stock	457(o)
		Debt	Debt Securities	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 500,000,000.00	0.0001531	$ 76,550.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 500,000,000.00		$ 76,550.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 76,550.00
Offering Note
[1]	Includes an indeterminate amount of securities of each identified class that is being registered hereunder and that may be issued under this registration statement at indeterminate prices from time to time in primary offerings or upon exercise, settlement, conversion or exchange of any securities registered hereunder that provide for exercise, settlement, conversion or exchange. No additional consideration will be received for such additional shares issued upon exercise, settlement, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange, and therefore no registration fee is or will be required pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the "Securities Act"), for such securities. Pursuant to Rule 416 under the Securities Act, this registration statement shall be deemed to cover any additional number of securities that may be offered or issued from time to time upon stock splits, stock dividends or similar transactions. Pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3, the proposed maximum aggregate offering price for each class that is being registered hereunder is not specified. The proposed maximum offering price per unit of each class that is being registered hereunder will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. In no event will the maximum aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A